                                 EXHIBIT 10.21

                              CONSULTING AGREEMENT

This Agreement (the "Agreement") effective this 1st day of April, 2005 (the
"Effective Date"), is between Marc Pharmaceuticals, Inc. ("Company") with principal offices at 350 Bedford Street, Suite 203, Stamford, Connecticut,
06901, and Michael G. Palfreyman, Ph.D., D.Sc. ("Consultant"), Who shall serve with the title of Chief Scientific and Drug Development Advisor, with principal offices at 37 Walker Street, Unit 2, Charlestown, MA 02129.

1. SERVICES
   --------

                  1.1    Services. The Company hereby retains the Consultant to
perform such Senior Scientific Advisory and Development Services as the Company
may from time to time reasonably request (the "Services"). Services shall relate to the betulinol derivatives research program currently being undertaken by Brij
B. Saxena, D.Sc. Ph.D, and shall include (i) review of ongoing research; (ii)
review and oversight of the Company's development of any future research and testing program; and (iii) review, recommendations and oversight of outside contract research organizations which includes a focus towards IND approval and clinical trials.

                  It is anticipated that additional services will be required, and may be made available by Consultant to the Company as agreed on by both parties from time to time. Additions to the services described will be documented by supplements to this Agreement. In addition to Senior Scientific
Advisory and Development Services, the parties acknowledge that Consultant also provides Program Management Services which are of the type that may be needed by the Company as it advances its research program. If the Company chooses to engage Consultant to provide these services, such agreements shall be documented by supplements to this Agreement.

                  1.2   Commitment. Consultant agrees to be available to render
the Services from time to time as requested by the Company, at such times and locations as may be mutually agreed. Consultant agrees that the Services will be provided in a manner consistent with reasonably acceptable professional standards and shall be provided only by the Scientist and not any other subcontractors, employees, or consultants of the Consultant. Company and
Consultant agree that the Consultant shall be committed to provide, and the
Company shall be committed to compensate for, at least eight (8) hours per month. If Consultant and Company agree, the Consultant may provide additional services at the request of the Company, within the scope of this Agreement.
Consultant shall be compensated by the Company for such additional services as set forth in Section 3 to this Agreement.

                  1.3   EXCLUSIVITY. CONSULTANT AGREES THAT DURING THE TERM OF
THIS AGREEMENT, THE CONSULTANT WILL NOT, WITHOUT THE APPROVAL OF THE COMPANY,
RENDER ADVICE OR SERVICES (WHETHER AS A DIRECTOR, SCIENTIFIC ADVISORY BOARD
MEMBER, OFFICER, EMPLOYEE, CONSULTANT OR OTHERWISE) TO ANY OTHER PERSON OR
ENTITY IN THE FIELD. CONSULTANT REPRESENTS AND WARRANTS THAT NONE OF ITS
EXISTING RELATIONSHIPS, OR THE EXISTING RELATIONSHIPS OF ITS SUBCONTRACTORS,
INVOLVE ACTIVITIES IN THE USE OF BETULINOL AND BETULINOL DERIVATIVES AS
PHARMACEUTICAL AGENTS (THE "FIELD").

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                  2. TERM
                     ----

         Subject to Section 7.1, this Agreement will be for an initial term beginning as of the Effective Date hereof and endingon the first anniversary of the Effective Date, and may be extended as agreed in writing by Consultant and
Company.

3. COMPENSATION AND EXPENSES
   -------------------------

                  3.1   Compensation. As full compensation for the Services, the
Company will pay the Consultant the sum of $2,500.00 per calendar Month, including travel time but excluding time spent on record keeping and billing.
Consultant shall keep accurate and complete records of hours worked on behalf of the Company, which records may be inspected by the Company upon reasonable notice to Consultant.

                  The Company commits to engage and provide the above
compensation to Consultant for not less than one (1) day per month, based on an eight (8) hour day. Any additional time the Senior Advisor may spend, shall be agreed to by the parties in advance and shall be compensated on a mutually agreeable basis.

                  3.2   Expenses. The Consultant shall be entitled to
reimbursement for reasonable travel and other out-of-pocket expenses incurred by the Consultant in the performance of the Services, provided such expenses are agreed upon in advance. The Consultant shall provide receipts for all expenses over ten dollars ($10.00).

4. THIRD PARTY RESTRICTIONS AND POLICIES
   -------------------------------------

                  4.1   Absence of Restrictions. Consultant represents that he
is presently under no contractual or other restriction or obligation which is inconsistent with the Consultant's execution of this Agreement or the performance of the Services, and during the term of this Agreement, the
Consultant will not enter into any agreement, either written or oral, which conflicts with this Agreement.

5. OWNERSHIP OF INVENTIONS
   -----------------------

                  5.1 "Inventions" means all inventions, ideas, discoveries, developments, methods, data, information, improvements and biological or chemical materials, (whether or not reduced to practice and whether or not capable of protection under state, federal, or foreign patent, copyright, trade secrecy or similar laws) conceived, created, developed and/or reduced to practice by the Consultant (whether alone or with others) in the course of providing Services, or as a result of receiving Confidential Information from the Company.

                  5.2   Ownership by Company. All Inventions are and shall
remain the exclusive property of the Company, and the Company may make, sell or practice them without restriction or additional compensation. The Consultant shall promptly and fully disclose to the Company any and all Inventions. The
Consultant shall maintain complete written records of all Inventions and of all work or investigations done or carried out by the Consultant at all stages of the work leading to such Inventions, which records shall be the exclusive property of the Company.

                  5.3   Assignment of Inventions. The Consultant hereby assigns
and agrees to assign to the Company all of the Consultant's right, title and interest in and to any Inventions. Consultant agrees to cooperate fully in obtaining patent, copyright or other proprietary protection

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for such Inventions, all in the name of the Company and at the Company's cost and expense, and shall execute and deliver (at no cost to the Company) all requested applications, assignments and other lawful documents and take such other measures as the Company shall request in order to perfect and enforce the
Company's rights in the Inventions (including transfer of possession to the
Company of all Inventions embodied in tangible materials) including preparing, filing, prosecuting and enforcing patents and patent applications for such
Inventions, and hereby appoints the Company its attorney to execute and deliver any such documents on its behalf in the event the Consultant fails or refuses to do so. Consultant shall be paid pursuant to the terms of this Agreement for all time spent fulfilling its obligations under this Section 5.3.

                  5.4   Third Party Claims. Unless covered by an appropriate
agreement between any third party and the Company, the Consultant shall not engage in any activities or use any facilities in the course of providing
Services, which could result in claims of ownership to any Inventions being made by such third party. The Consultant shall use all reasonable efforts to ensure that his performance on behalf of the Company pursuant to this Agreement does not result in any claim of infringement by any third party of its intellectual property rights.

6. CONFIDENTIAL INFORMATION AND MATERIALS
   --------------------------------------

                  6.1   Confidentiality Agreement. The parties acknowledge that
the Confidentiality Agreement between the parties dated as of the date hereof
(the "Confidentiality Agreement") shall govern in accordance with the terms therein with respect to all information exchanged between the parties hereunder
(including Third Party Proprietary Information as defined therein).

                  6.2   Publications. Consultant agrees to submit to the Company
a copy of any proposed manuscript or other materials to be published or otherwise publicly disclosed which contains information relating to the Field or any other area in which Consultant has actually performed Services for the
Company in sufficient time to enable the Company to determine if patentable
Inventions or Confidential Information of the Company would be disclosed.
Consultant shall cooperate with the Company in this respect and shall delete from the manuscript or other disclosure any Confidential Information if requested by the Company. Subject to the terms of Section 5.3 of this Agreement,
Consultant shall assist the Company in filing for patent protection for any patentable Inventions prior to publication or other disclosure.

                  6.3   Employees Subject to Certain Obligations. Consultant
represents and warrants that, unless otherwise agreed by the parties, all
Services will be provided by the Consultant.

7. TERMINATION
   -----------

                  7.1   Early Termination. Either party may terminate this
Agreement at any time without cause by giving the other party 30 days' written notice. Consultant shall be paid in full for the 30 days' notice period in the event the Company exercises its rights pursuant to Section 7.1, regardless of whether the Consultant is asked to perform services during this thirty (30)
days' notice period, unless the parties agree otherwise in writing.

                  7.2   Effect of Termination. Upon termination of this
Agreement, neither the Consultant nor the Company shall have any further obligations under this Agreement, except that any liabilities accrued through the date of termination and Sections 1.3, 5, 6, 7.2 and 8 shall survive termination.

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8. MISCELLANEOUS
   -------------

                  8.1   Status. The Company and the Consultant agree that the
Consultant will be an independent contractor for all purposes, including but not limited to payroll and tax purposes, and that the Consultant shall not in any way represent himself to be an employee, partner, joint venture party, agent or officer with or of the Company. The Company shall be solely entitled to any research and development tax credits associated with the Services under this
Agreement and the Consultant shall not take any action inconsistent with this position.

                  8.2   Notice. All notices hereunder shall be in writing and
shall be given to the other at the address set forth below, or at such other address or facsimile number as either may specify in writing to the other. All notices shall be effective when deposited in the United States mail with proper postage for first class registered or certified mail, return receipt requested, or when delivered personally or dispatched by facsimile, addressed:

         If to the Company:       Robert Cohen
                                  Chief Executive Officer
                                  Marc Pharmaceuticals, Inc.
                                  350 Bedford Street, Suite 203
                                  Stamford, Connecticut 06901
                                  (203) 352-8817 telephone
                                  (203) 352-8869 fax

         If to the Consultant:    Michael G. Palfreyman, Ph.D., D.Sc.
                                  37 Walker Street, Unit 2.
                                  Charlestown, MA 02129
                                  (617) 314-6439 telephone
                                  (617) 242-1236 fax

                  8.3   Assignment. This Agreement, and the rights and
obligations hereunder, may not be assigned or transferred by either party without the prior written consent of the other party which shall not be unreasonably withheld, except that the Company may assign its rights under this
Agreement in connection with the merger, consolidation or sale of all or substantially all assets of the Company.

                  8.4   Entire Agreement. This Agreement and the Confidentiality
Agreement constitute the entire agreement of the parties with regard to the subject matter hereof, and supersede all previous written or oral representations, agreements and understandings between the Company and the
Consultant. This Agreement may be amended or extended only by a writing signed by both parties. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, taken together, will constitute a single instrument.

                  8.5   Applicable Law. This Agreement shall be governed by, and
construed in accordance with, the law of State of Connecticut without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

                  8.6   Severability; Waiver. If any clause, term or provision
of this Agreement shall be judged to be invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other clause, term or provision hereof. Failure of either party at any time to

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enforce any of the provisions of this Agreement shall not be deemed to be a waiver of that or any other provision hereof.

         The parties hereby cause this Agreement to be signed as an instrument under seal.

MARC PHARMACEUTICALS, INC.        MICHAEL G. PALFREYMAN, PH.D., D.SC.

By: /S/ Robert M. Cohen           By: /S/Michael G. Palfreyman
    --------------------              ------------------------
     Robert Cohen                      Michael G. Palfreyman
     Chief Executive Officer           Consultant and Senior Scientific Advisor

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